                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                -------------

                                   FORM 8-K

                                -------------

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): JANUARY 24, 2002



                               FRIEDMAN'S INC.
            (Exact name of registrant as specified in its charter)



            DELAWARE
  (State or other jurisdiction               0-22356                          58-20583
        of incorporation)            (Commission File Number)    (IRS Employer Identification No.)


                             4 WEST STATE STREET
                           SAVANNAH, GEORGIA 31401
                   (Address of principal executive offices)

                                (912) 201-6103
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

     Our consolidated ratio of earnings to combined fixed charges and preferred stock dividends, including our consolidated subsidiaries, is computed by dividing earnings by fixed charges. We do not currently have, and during the periods presented did not have, any preferred stock outstanding. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees, and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, LESS capitalized interest and the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt costs, discounts and issue costs, whether expensed or capitalized. The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:

                             FISCAL YEARS ENDED
-----------------------------------------------------------------------------
SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 29,
    1997            1998            1999            2000            2001
-------------   -------------   -------------   -------------   -------------
     7.8x            3.1x            3.8x            3.8x            2.4x(1)

(1) We have guaranteed the obligations of our affiliate, Crescent Jewelers, under their credit facility which matures on March 31, 2002. While we expect Crescent to be able to replace their credit facility prior to its maturity date, we have recorded the entire outstanding amount under Crescent's credit facility as a liability on our balance sheet at September 29, 2001. Assuming that we had been required to service this indebtedness ($108 million at September 29, 2001) under our guarantee during fiscal 2001 at a borrowing rate of 6.57% (Crescent's borrowing rate at September 29, 2001), our ratio of earnings to combined fixed charges for the fiscal year ended September 29, 2001 would have been 1.9x. Please refer to our Annual Report on Form 10-K for the year ended September 29, 2001, for more information.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FRIEDMAN'S INC.
                                         (Registrant)



Date: January 24, 2002                 By: /s/ Victor M. Suglia
                                           ---------------------------
                                               Victor M. Suglia
                                               Senior Vice President,
                                               Chief Financial Officer
                                               and Secretary



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